                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


                                March 20, 1998
             ------------------------------------------------------
                Date of Report (date of earliest event reported)


                                  CASMYN CORP.
      -------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



              Colorado                  0-14136             84-0987840
          ------------------        ----------------      --------------
          (State or other           (Commission File      (IRS Employer
          jurisdiction of            Number)              Identification
          Incorporation)                                  Number)


               1335 Greg Street, Unit #104, Sparks, Nevada 89431
               -------------------------------------------------
                    (Address of principal executive offices)



                                (702) 353-4650
                    -------------------------------------
                        (Registrant's telephone number,
                              including area code)



                                              Exhibit Index
                                              on Page 4
                                              1 of 12 pages

                                       1
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ITEM 5.  OTHER EVENTS


          The Company has sent a new Proxy Statement to the holders of the Company's First Convertible Preferred Stock (the "First Preferred") requesting approval of an amendment to the existing preferred stock instrument to establish a conversion price of $0.20 per common share and to provide that if the Company has failed to deliver a certificate for the number of shares of Common Stock to which a holder shall be entitled within five business days after the third trading day following receipt of a notice of conversion, such holder shall be entitled to receive in lieu of Common Stock, cash in an amount per share of Preferred Stock equal to the Liquidation Preference. The request will be considered at a meeting of the preferred holders applicable to be held on March 30, 1998. In a letter to the holders of the First Preferred, the Company indicated that it will immediately issue Common Shares with respect to all conversion notices received prior to the effective date of the Amendment at the currently applicable conversion price set forth in the existing Preferred Stock instrument. The proposal replaces the prior proposal which, among other things, established a conversion floor and ceiling price.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     c.  Exhibits:

     Exhibit
     Number    Description
     ------    -----------

     4.1 Letter to Preferred Holders, Notice of Proxy, Proxy Statement and Form of Proxy

                                       2
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CASMYN CORP.



                                                By /s/ Amyn Dahya
                                                   ---------------------------
                                                        Amyn Dahya, President

Dated:  March 23, 1998

                                       3
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                               INDEX TO EXHIBITS



Exhibit                                              Page
Number    Description                                Number
------    -----------                                ------

4.1       Letter to the Preferred Holders,             5
          Notice of Meeting, Proxy Statement
          and Form of Proxy

                                       4